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                                                                      Exhibit 99



DUSA PHARMACEUTICALS, INC.
FOR IMMEDIATE RELEASE



                       DUSA NOTIFIED OF QUEEN'S UNIVERSITY
                           AUSTRALIAN PATENT CHALLENGE

WILMINGTON, MASSACHUSETTS, APRIL 15, 2002 DUSA Pharmaceuticals, Inc. (NASDAQ
NMS: DUSA) reports that it received notice on Friday that one of the patents licensed to DUSA by PARTEQ Research & Development Innovations, the technology transfer arm of Queen's University at Kingston, Ontario is being challenged by PhotoCure ASA. PhotoCure has filed a lawsuit in Australia alleging that Australian Patent No. 624985, which is one of the patents relating to DUSA's 5-aminolevulinic acid technology, is invalid. DUSA intends to evaluate the situation with Queen's and PARTEQ, as PARTEQ has an obligation to diligently maintain its patents under its license agreement with DUSA.

DUSA Pharmaceuticals, Inc. is a biopharmaceutical company engaged primarily in the development of Levulan(R) Photodynamic Therapy (PDT) and Photodetection (PD) for multiple medical indications. PDT and PD utilize light-activated compounds such as Levulan(R) to induce a therapeutic or detection effect. DUSA is a world leader in topically or locally applied PDT and PD. The Company maintains offices in Wilmington, MA, Valhalla, NY, and Toronto, Ontario.

Except for historical information, this news release contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to intentions to review the action with Queen's and PARTEQ. The risks associated with these statements include the relationship of DUSA with Queen's University and PARTEQ, risks of litigation and other risks identified in DUSA's SEC filings from time to time, including its Form 10-K for the year ended December 31, 2001.

For further information contact: D. Geoffrey Shulman, MD, President & CEO or Shari Lovell, Director, Shareholder Services Tel: 416.363.5059
Fax 416.363.6602 or visit www.dusapharma.com